                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A



                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): MARCH 24, 1998

                               REALNETWORKS, INC.
               (Exact name of registrant as specified in charter)

                                   WASHINGTON
                 (State or other jurisdiction of incorporation)

                                     0-23137
                            (Commission File Number)

                                   91-1628146
                        (IRS Employer Identification No.)

                         1111 THIRD AVENUE, SUITE 2900,
                                SEATTLE, WA 98101
               (Address of principal executive offices) (Zip Code)

                                 (206) 674-2700
              (Registrant's telephone number, including area code)

                                      NONE
          (Former name or former address, if changed since last report)

         As reported on a Form 8-K filed with the Securities and Exchange Commission on April 8, 1998, RealNetworks, Inc. ("RealNetworks") acquired all of the outstanding capital stock of Vivo Software, Inc. ("Vivo") on March 24, 1998 for approximately $19.7 million, including acquisition costs. RealNetworks hereby amends such Form 8-K as set forth herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         The following financial statements required by Item 7 with respect to the Vivo acquisition are filed as part of this report:

         FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         Balance Sheet, December 31, 1997 and 1996
         Statement of Operations for the Years Ended December 31, 1997 and 1996 Statement of Changes in Stockholders' (Deficit) Equity for the Years
             Ended December 31, 1997 and 1996
         Statement of Cash Flows for the Years Ended December 31, 1997 and 1996

         PRO FORMA FINANCIAL INFORMATION

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 1998 and for the Year Ended December 31, 1997

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                        REPORT OF INDEPENDENT ACCOUNTANTS

March 20, 1998

To the Board of Directors and Stockholders of Vivo Software, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' (deficit) equity and of cash flows present fairly, in all material respects, the financial position of Vivo Software, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1, the Company has suffered recurring losses from operations and has limited working capital to fund future operations. On February 20, 1998, the Company entered into an agreement to be acquired by RealNetworks, Inc. as disclosed in Note 10.


/s/ Price Waterhouse LLP

                               Vivo Software, Inc.
                                  Balance Sheet


                                                                                           December 31,
                                                                                     1997                 1996
ASSETS
Current assets:
    Cash and cash equivalents                                                   $    883,030         $    247,080
    Short-term investments                                                                --            4,194,811
    Accounts receivable, net of allowance for doubtful accounts of
      $12,716 and $5,723 at December 31, 1997 and 1996, respectively                 255,900               52,753
    Accounts receivable from related party                                           165,000              162,957
    Inventories                                                                       24,173                3,628
    Prepaid expenses                                                                  50,764                3,094
                                                                                ------------         ------------
         Total current assets                                                      1,378,867            4,664,323

Fixed assets, net                                                                    322,051              326,072
Other assets                                                                          13,367               11,509
                                                                                ------------         ------------
                                                                                $  1,714,285         $  5,001,904
                                                                                ============         ============

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
    AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
    Current portion of notes payable                                            $     44,651         $    115,610
    Accounts payable                                                                 368,982              197,173
    Accrued expenses                                                                 443,871              203,170
    Sales returns allowances                                                         171,965                   --
    Deferred revenue                                                                 710,976                   --
                                                                                ------------         ------------
         Total current liabilities                                                 1,740,445              515,953
                                                                                ------------         ------------

Long-term portion of notes payable                                                        --               44,651
                                                                                ------------         ------------

Redeemable convertible preferred stock, $.01 par value;
    18,782,979 shares authorized; 17,946,675 shares
    and 9,582,979 shares issued and outstanding at
    December 31, 1997 and 1996, respectively
    (aggregate liquidation preference of $1,003,644
    and $23,957,448 at December 31, 1997 and 1996, respectively, and aggregate redemption value of $28,582,467 and
    $25,137,468 at December 31, 1997 and 1996, respectively)                      21,998,998           19,344,278
                                                                                ------------         ------------

Commitments (Note 9)                                                                      --                   --

Stockholders' (Deficit) Equity:
    Common stock, $.01 par value; 28,022,082 shares authorized;
         2,827,592 and 2,815,592 shares issued and outstanding at
         December 31, 1997 and 1996, respectively                                     28,276               28,156
    Additional paid-in capital                                                        31,141               29,460
    Accumulated deficit                                                          (22,080,245)         (14,956,264)
    Treasury stock: 139,729 shares at cost at December 31, 1997 and 1996              (4,330)              (4,330)
                                                                                ------------         ------------
         Total stockholders' deficit                                             (22,025,158)         (14,902,978)
                                                                                ------------         ------------
                                                                                $  1,714,285         $  5,001,904
                                                                                ============         ============

   The accompanying notes are an integral part of these financial statements.

                               VIVO SOFTWARE, INC.
                             STATEMENT OF OPERATIONS


                                                        YEAR ENDED
                                                        DECEMBER 31,
                                                  1997                1996
Net revenues, including $570,000 and
   $300,000 from related party in 1997
   and 1996, respectively                     $ 1,780,513         $ 1,143,737
Cost of revenues                                  275,526              82,048
                                              -----------         -----------

         Gross profit                           1,504,987           1,061,689
                                              -----------         -----------

Operating costs and expenses:
      Research and development                  2,370,339           2,217,515
      Selling and marketing                     3,512,334           1,800,395
      General and administrative                1,129,180           1,016,866
                                              -----------         -----------

         Total costs and expenses               7,011,853           5,034,776
                                              -----------         -----------

         Loss from operations                  (5,506,866)         (3,973,087)

Other income (expense):
      Interest income                              82,614             120,786
      Interest expense                             (8,652)            (26,051)
      Other expense                                    --             (21,641)
                                              -----------         -----------

         Net loss                             $(5,432,904)        $(3,899,993)
                                              ===========         ===========



   The accompanying notes are an integral part of these financial statements.

                               Vivo Software, Inc.
             Statement of Changes in Stockholders' (Deficit) Equity


                                              Common Stock            Additional                                          Total
                                       Number of         Par           paid-in       Accumulated       Treasury       stockholders'
                                        shares          value          capital         deficit           stock      (deficit) equity
                                     ------------    ------------    ------------    ------------     ------------  ----------------
Balance, December 31, 1995              2,772,883    $     27,729    $     25,995    $ (9,717,492)    $     (1,958)    $ (9,665,726)

Exercise of common stock options           42,709             427           3,465              --               --            3,892

Repurchase of 100,564 shares of
     common stock                              --              --              --              --           (2,372)          (2,372)

Accretion of redeemable preferred
     stock to redemption value                 --              --              --      (1,338,779)              --       (1,338,779)

Net loss                                       --              --              --      (3,899,993)              --       (3,899,993)
                                     ------------    ------------    ------------    ------------     ------------     ------------

Balance, December 31, 1996              2,815,592          28,156          29,460     (14,956,264)          (4,330)     (14,902,978)

Exercise of common stock options           12,000             120           1,681              --               --            1,801

Accretion of redeemable preferred
     stock to redemption value                 --              --              --      (1,691,077)              --       (1,691,077)

Net loss                                       --              --              --      (5,432,904)              --       (5,432,904)
                                     ------------    ------------    ------------    ------------     ------------     ------------

Balance, December 31, 1997              2,827,592    $     28,276    $     31,141    $(22,080,245)    $     (4,330)    $(22,025,158)
                                     ============    ============    ============    ============     ============     ============



   The accompanying notes are an integral part of these financial statements.

                               Vivo Software, Inc.
                             Statement of Cash Flows

                                                                                                    Year ended
                                                                                                    December 31,
                                                                                               1997             1996
Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities:
Net loss                                                                                  $ (5,432,904)    $ (3,899,993)
Adjustments to reconcile net loss to net cash used for operating activities:
     Depreciation and amortization                                                             178,845          214,164
     Accretion of discount                                                                      (5,189)         (55,342)
       Increase (decrease) resulting from changes in operating assets and liabilities:
         Accounts receivable                                                                  (203,147)          30,059
         Accounts receivable from related party                                                 (2,043)        (162,957)
         Inventories                                                                           (20,545)          69,534
         Prepaid expenses                                                                      (47,670)           2,995
         Accounts payable                                                                      171,809           79,313
         Accrued expenses                                                                      240,701           91,817
         Sales returns allowances                                                              171,965               --
         Deferred revenue                                                                      710,976          (31,635)
                                                                                          ------------     ------------
           Net cash used for operating activities                                           (4,237,202)      (3,662,045)
                                                                                          ------------     ------------

Cash flows from investing activities:
     Proceeds from sale of fixed assets                                                             --           23,448
     Purchases of fixed assets                                                                (174,824)        (140,875)
     Loss on disposal of fixed assets                                                               --           21,640
     (Increase)/decrease in other assets                                                        (1,858)           7,531
     Purchases of short-term investments                                                            --      (12,341,633)
     Sales/maturities of short-term investments                                              4,200,000        8,700,894
                                                                                          ------------     ------------
           Net cash provided by (used for) investing activities                              4,023,318       (3,728,995)
                                                                                          ------------     ------------

Cash flows from financing activities:
     Principal payments on notes payable                                                      (115,610)        (199,884)
     Net proceeds from issuance of redeemable convertible preferred stock                      963,643        7,053,516
     Proceeds from issuance of common stock                                                      1,801            3,892
     Purchase of treasury stock                                                                     --           (2,372)
                                                                                          ------------     ------------
           Net cash provided by financing activities                                           849,834        6,855,152
                                                                                          ------------     ------------

Net increase/(decrease) in cash and cash equivalents                                           635,950         (535,888)
Cash and cash equivalents, beginning of year                                                   247,080          782,968
                                                                                          ------------     ------------
Cash and cash equivalents, end of year                                                    $    883,030     $    247,080
                                                                                          ============     ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
During 1997 and 1996, the Company paid approximately $8,652 and $28,265, respectively, for interest.



   The accompanying notes are an integral part of these financial statements

                               Vivo Software, Inc.
                          Notes to Financial Statements
                                December 31, 1997



1.         NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

           Vivo Software, Inc. (the "Company") was incorporated on October 19, 1992 in the Commonwealth of Massachusetts. The Company develops, markets, and sells software tools for the production and delivery of video and audio at low to moderate bit rates over the Internet's World Wide Web and over corporate intranets.

           The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has an accumulated deficit of $22,080,245 at December 31, 1997 and has limited working capital to fund future operations. As discussed in
           Note 10, the Company entered into an agreement on February 20, 1998 to be acquired by RealNetworks, Inc.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
           The Company invests its excess cash in money market funds, United States treasury notes and mortgage-backed securities. Cash, cash equivalents and short-term investments are maintained in lending institutions or securities with strong credit ratings and accordingly, the Company believes that they are subject to minimal credit and market risk. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 1997 and 1996, the Company's cash equivalents are classified as available-for-sale and include $154,112 and $229,927 in money market funds, respectively. The carrying amount of cash equivalents approximates fair value because of the short maturity and holding period of these instruments.

           At December 31, 1996, the Company's short-term investments are classified as held-to-maturity and are recorded at amortized cost, which approximates fair value. All of the Company's short-term investments at December 31, 1996 were mortgaged-backed securities which matured within six months of the date purchased.

           INVENTORIES
           Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventories consist primarily of finished goods.

           FIXED ASSETS
           Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

           RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS
           Costs associated with the development of computer software prior to establishing technological feasibility are expensed as incurred. Capitalization of software development costs begins upon the establishment of technological feasibility as defined by Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Cost of Computer Software to Be Sold, Leased, or Otherwise Marketed", and continues until the product is released for sale. To date, software development costs eligible for capitalization have not been material to the Company's statement of operations or financial position.

           REVENUE RECOGNITION AND DEFERRED REVENUE
           Revenues from product sales and licensing of software, except to distributors, are recognized upon shipment. Revenues from product sales to distributors are generally recognized by the Company when the distributor sells the product to their customers. Revenues are recognized provided no significant obligations remain and collection of the related receivable is probable. To the extent that rights of return exist, the Company provides an allowance for estimated returns.

           During the year ended December 31, 1997, one customer accounted for approximately 32% of the Company's total revenue. During the year ended December 31, 1996, three customers accounted for approximately 26%, 26%, and 13% of the Company's total revenue. Included in these amounts was revenue from one customer of $300,000 which was generated through the customer's forfeiture of prepaid royalties due to the termination of a development arrangement.

           CONCENTRATION OF CREDIT RISK
           Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company does not believe that such amounts are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. Ongoing credit evaluations of customers' financial condition are performed and generally collateral is not required. At December 31, 1997 and 1996, accounts receivable from three customers and two customers accounted for approximately 76% and 96%, respectively, of total amounts due to the Company. Management does not believe that the Company was exposed to any material credit losses at December 31, 1997.

           ACCOUNTING FOR STOCK-BASED COMPENSATION
           Stock options issued to employees are accounted for in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretations; accordingly, no compensation expense is recorded for options awarded to employees with exercise prices equal to or in excess of the stock's fair market value and where the number of options and exercise price are fixed. The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation", in 1996 through disclosure only (Note 6).

           ADVERTISING COSTS
           Advertising costs are charged to operations when incurred. Advertising expense for the years ended December 31, 1997 and 1996 was $360,412 and $326,392, respectively.

           USE OF ESTIMATES
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Components particularly subject to estimation include allowances for sales returns, doubtful accounts, inventories, accrued expenses and deferred revenue. Actual results could differ from these estimates.

3.         FIXED ASSETS

           Fixed assets consist of the following:

                                                Useful life             December 31,
                                                  in years         1997             1996
           Furniture and fixtures                    7          $  241,778      $  217,582
           Computer equipment                        3             839,653         689,025
                                                                ----------      ----------
                                                                 1,081,431         906,607

           Less - Accumulated depreciation                         759,380         580,535
                                                                ----------      ----------

                                                                $  322,051      $  326,072
                                                                ==========      ==========

           Depreciation expense relating to fixed assets was $178,845 and $214,164 for the years ended December 31, 1997 and 1996, respectively.

4.         NOTES PAYABLE

           Notes payable consists of the following:

                                                                                          December 31,
                                                                                       1997          1996
           Note payable converted from an equipment line of credit during 1996, principal payments due in monthly installments of $2,977
             commencing March 31, 1996, interest payable at prime plus 1.25%
             per annum (9.75% at December 31, 1997), secured by related
             equipment, due August 31, 1999                                          $ 44,651      $ 80,371

           Note payable, principal payments due in monthly installments of
             $13,314, interest payable monthly at prime plus 1.50% per annum
             (9.75% at December 31, 1996), secured by substantially
             all of the Company's assets, due June 30, 1997                                --        79,890
                                                                                     --------      --------
                                                                                       44,651       160,261

           Less portion due within one year                                            44,651       115,610
                                                                                     --------      --------

                                                                                     $     --      $ 44,651
                                                                                     ========      ========

           The Company is required to comply with certain covenants under the remaining note payable, the more restrictive of which require the Company to maintain minimum amounts of net worth, liquidity and other financial ratios. At December 31, 1997, the Company was not in compliance with certain covenant requirements. Accordingly, the entire note payable balance has been classified as current at December 31, 1997.


5.         REDEEMABLE CONVERTIBLE PREFERRED STOCK

           The Company has authorized, issued and outstanding redeemable convertible preferred stock as follows:


                                                 Issued and Outstanding Shares
                             Authorized                   December 31,
             Series            Shares              1997                  1996
                A             3,510,000          3,510,000            3,510,000
                B             3,232,979          3,232,979            3,232,979
                C             2,840,000          2,840,000            2,840,000
                D             9,200,000          8,363,696                    -

                                    Carrying Amount                        Redemption Value
                                     December 31,                            December 31,
             Series             1997              1996                 1997                 1996
                A           $ 5,130,361       $ 4,770,068          $ 6,449,386          $ 6,011,357
                B             7,714,689         7,129,734            9,875,088            9,156,933
                C             8,166,097         7,444,476           10,856,192            9,969,178
                D               987,851                --            1,401,801                   --
                            -----------       -----------          -----------          -----------

                            $21,998,998       $19,344,278          $28,582,467          $25,137,468
                            ===========       ===========          ===========          ===========

           In October 1997, the Company issued 8,363,696 shares of Series D redeemable convertible preferred stock ("preferred stock"), $.01 par value per share, at a price of $0.12 per share resulting in total gross proceeds of $1,003,643. The Series D preferred stock has similar rights and characteristics as the Series A, Series B and Series C preferred stock, except in the event of liquidation, dissolution or winding up of the Company as discussed below.

           The Series A, Series B, Series C and Series D preferred stock are all redeemable on September 30, 2001 (the "Redemption Date") at a redemption price equal to original issuance price plus 10% of the original issuance price per year since issue. The difference between the issuance price and the redemption price is being accreted by a charge to accumulated deficit. Total accretion for Series A, Series B, Series C and Series D of preferred stock to redemption value was $1,691,077 and $1,338,779 during the years ended December 31, 1997 and 1996, respectively.

           The Series A, Series B, Series C and Series D preferred stock is convertible into common stock, at the option of the holder, at any time from the date of issuance to the fifth day prior to the Redemption Date, at the original issuance price (the "Conversion Price"), subject to certain adjustments, as defined in the preferred stock agreements (the "Agreements"). Additionally, such shares are automatically converted into shares of common stock upon the consummation of an initial public offering of the Company's common stock. Such conversion shall take place at the Conversion Price, as adjusted per the Agreements, and is subject to certain minimum proceeds and per share requirements, which are also defined in the Agreements.

           Series A, Series B, Series C and Series D preferred stockholders are entitled to non-cumulative dividends, payable quarterly, at the greater of $.09, $.16, $.225 and $.0108 per share, respectively, per annum or the amount paid on any other outstanding shares of the Company's stock, to the extent declared by the Board of Directors. Through December 31, 1997, no dividends have been declared.

           Preferred stockholders are entitled to one vote for each share of common stock into which the Series A, Series B, Series C and Series D preferred stock could be converted. Such holders shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock.

           In the event of any liquidation, dissolution or winding up of the Company, the holders of Series D preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A, Series B or Series C preferred stock and common stock, an amount per share equal to the sum of $0.12 for each outstanding share of Series D preferred stock, plus an amount equal to declared but unpaid dividends on each share, subject to certain adjustments, as defined in the Agreements. After the distribution to the Series D preferred stockholders, the remaining assets of the Company available for distribution to the stockholders shall be distributed among the holders of the Series A, Series B and Series C preferred stock and common stock, pro rata, based on the number of shares of common stock on an as-converted basis held by each.

           The following table summarizes activity of the Company's redeemable convertible preferred stock for the years ended December 31, 1997 and 1996:

                                                          Number of
                                                            shares          Amount
                                                         -----------      -----------
           Balance, December 31, 1995                      6,742,979      $10,951,983

           Issuance of Series C redeemable
                   convertible preferred stock,
                   net of issuance costs of $46,484        2,840,000        7,053,516

           Accretion of redeemable preferred
                   stock to redemption value                      --        1,338,779
                                                         -----------      -----------

           Balance, December 31, 1996                      9,582,979       19,344,278

           Issuance of Series D redeemable
                   convertible preferred stock,
                   net of issuance costs of $40,000        8,363,696          963,643

           Accretion of redeemable preferred
                   stock to redemption value                      --        1,691,077
                                                         -----------      -----------

           Balance, December 31, 1997                     17,946,675      $21,998,998
                                                         ===========      ===========


6.         STOCK OPTION PLAN

           During 1993, the Company adopted the Equity Incentive Plan (the "Plan"), which allows for the issuance of incentive and non-qualified stock options to employees and directors and certain consultants. Under the Plan, the Company may issue up to 7,005,500 shares of common stock. Incentive stock options granted under this Plan must have an exercise price equal to or greater than the fair market value of the Company's common stock at the date of grant, and vest at a rate not to exceed ten years.

           Subject to the terms noted above, the Board of Directors is authorized to designate the options granted under the Plan, the number of shares covered by each option, the option term, exercise dates and the exercise price at the date of grant.

           On November 21, 1997, the Company's Board of Directors implemented an exchange/repricing program for options previously issued under the Plan, whereby holders of certain stock options were offered the opportunity to cancel certain existing options and receive a grant of new options at the then current fair market value. Under this program, the Company cancelled 1,546,500 stock options with exercise prices ranging from $0.05 to $0.20 per share and granted 3,589,000 options with an exercise price of $0.01 per share. The new options granted were subject to the same vesting schedule as the previous options.

           Activity under the Plan is set forth in the table below:

                                                                          Weighted
                                                         Number           average
                                                           of             exercise
                                                         Shares            price

           Outstanding at December 31, 1995               429,333       $     0.13
                  Granted                               1,271,000             0.15
                  Exercised                               (19,625)            0.11
                  Terminated                             (107,235)            0.13
                                                       ----------

           Outstanding at December 31, 1996             1,573,473             0.15
                  Granted                               4,834,000             0.02
                  Exercised                               (12,000)            0.15
                  Terminated                           (1,906,973)            0.15
                                                       ----------

           Outstanding at December 31, 1997             4,488,500       $     0.01
                                                       ==========

           Exercisable at December 31, 1997             1,669,897

           Weighted average fair value of options      $     0.01
                  granted during the period

           Options available for future grant           2,005,694

           The following table summarizes information about stock options outstanding at December 31, 1997:

                                                          Weighted
                                                           average
                                                          remaining
                                                         contractual        Shares
           Range of exercise price         Shares           life         exercisable
                         $0.01            4,488,500       8.6 years       1,669,897
                                          ---------                       ---------

                                          4,488,500                       1,669,897
                                          ---------                       ---------


           Had compensation cost been determined based on the fair value of the options granted to employees at the grant date consistent with the provisions of SFAS No. 123, the Company's net loss for the years ended December 31, 1997 and 1996 would have increased by $21,601 and $13,299, respectively. Because options vest over several years and additional option grants are expected to be made in future years, the pro forma results for 1997 and 1996 are not representative of pro forma results for future years.

           For the purposes of pro forma disclosure, the fair value of each option grant is estimated on the date of grant using the minimum value method option-pricing model with the following assumptions for grants in the years ended December 31, 1997 and 1996: no dividend yield; no volatility; risk-free interest rates of 5.8% for 1997 and 6.1% for 1996; and expected option terms of 5 years.

7.       INCOME TAXES

           Deferred tax assets consist of the following:

                                                                 Year ended
                                                                 December 31,
                                                           1997              1996
           Net operating loss carryforwards            $ 6,441,000       $ 4,465,000
           Research and development credits                641,000           415,000
           Miscellaneous temporary differences              98,000           125,000
                                                       -----------       -----------

                      Gross deferred tax assets          7,180,000         5,005,000

           Deferred tax asset valuation allowance       (7,180,000)       (5,005,000)
                                                       -----------       -----------
                                                       $        --       $        --
                                                       ===========       ===========

           The Company has provided a valuation allowance for the full amount of the deferred tax assets at December 31, 1997 and 1996 since the realization of these future benefits cannot be reasonably assured at this time. If the Company achieves profitability, a significant portion of these deferred tax assets could be available to offset future income taxes.

           The expected U.S. federal income tax benefit determined by applying the statutory U.S. federal income tax rate to pretax loss for the years ended December 31, 1997 and 1996 differs from the U.S. income tax benefit in the financial statements primarily due to increases in the valuation allowance for deferred tax assets.

           At December 31, 1997, the Company has net operating loss and research and development tax credit carryforwards of approximately $15,618,000 and $742,000, respectively, available to reduce future federal and state taxable income and income taxes payable. These credits expire from 2008 to 2012.

           Under the provisions of the Internal Revenue Code, should certain substantial changes in the Company's ownership occur, the amount of net operating loss carryforwards available annually to offset future taxable income may be limited. The amount of this potential annual limitation is determined based upon the Company's value prior to any ownership changes taking place.


8.         RELATED PARTIES

           During 1997 and 1996, the Company executed software licensing and royalty agreements with a preferred stockholder of the Company. The Agreements provide for certain minimum and per unit royalties to be paid to and paid by the Company.

9.         COMMITMENTS

           The Company leases all facilities under operating lease agreements. The Company leases certain equipment under noncancellable operating lease agreements. Total rent expense under noncancellable operating leases was approximately $190,916 and $166,293 for the years ended December 31, 1997 and 1996, respectively. At December 31, 1997, no operating lease agreements had noncancellable terms in excess of one year.

10.        SUBSEQUENT EVENT

           On February 20, 1998, the Company entered into an agreement to be acquired by RealNetworks, Inc. ("RNWK") for 1,101,733 shares of RNWK common stock, valued as of that date at approximately $17.1 million. The agreement has been approved by the boards of directors of both companies and has received the consent of the shareholders of the capital stock of the Company entitled to vote in accordance with the Company's Articles of Organization. In connection with the agreement and in satisfaction of a previous corporate commitment, 829,675 shares of Series D preferred stock were issued at a price of $0.12 per share resulting in total gross proceeds of $99,561.

11.        SUBSEQUENT EVENT (UNAUDITED)

           On March 24, 1998, the Company was acquired by RNWK for approximately
           1.1 million shares of RNWK common stock. See Note 10.

(b)        PRO FORMA FINANCIAL INFORMATION.

           On March 24, 1998, RealNetworks completed the acquisition of Vivo. Under the terms of the acquisition, RealNetworks issued approximately 1,102,000 shares of its common stock in exchange for all outstanding shares of Vivo common stock. In addition, RealNetworks issued options to purchase approximately 48,000 shares of RealNetworks common stock in exchange for outstanding unvested options to purchase Vivo common stock. The cost of the acquisition was approximately $19.7 million, including acquisition costs. The acquisition is being accounted for using the purchase method of accounting. See Note 2 to RealNetworks Condensed Consolidated Financial Statements for the quarter ended March 31, 1998 filed on Form 10-Q with the Securities and Exchange Commission.

           The following Unaudited Pro Forma Condensed Consolidated Statements of Operations ("Pro Forma Statements of Operations") for the year ended December 31, 1997 and the three months ended March 31, 1998 give effect to the acquisition of Vivo as if it had occurred on January 1, 1997. The Pro Forma Statements of Operations are based on historical results of operations of RealNetworks and Vivo for the year ended December 31, 1997 and the three months ended March 31, 1998. The Pro Forma Statements of Operations and the accompanying notes ("Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements and notes thereto of RealNetworks and Vivo.

           The Pro Forma Financial Information is intended for information purposes only and is not necessarily indicative of the combined results that would have occurred had the acquisition taken place on January 1, 1997, nor is it necessarily indicative of results that may occur in the future.

                       RealNetworks, Inc. and Subsidiaries
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                        Three Months Ended March 31, 1998
                      (In Thousands, Except Per Share Data)

                                                RealNetworks, Inc.     Vivo             Pro Forma
                                                and Subsidiaries   Software, Inc.      Adjustments           Pro Forma
                                                ----------------   --------------      -----------           ---------
Total net revenues                                  $ 12,502         $    653                                $ 13,155
Total cost of revenues                                 2,439               83                                   2,522
                                                    --------         --------            --------            --------
        Gross profit                                  10,063              570                                  10,633

Operating expenses:
     Research and development                          4,419              481                                   4,900
     Selling and marketing                             6,830              605                                   7,435
     General and administrative                        2,100              542                  74 (a)           2,716
     Acquisition related charges                      17,879               --             (17,879)(b)              --
                                                    --------         --------            --------            --------
        Total operating expenses                      31,228            1,628             (17,805)             15,051

        Operating loss                               (21,165)          (1,058)             17,805              (4,418)

Other income, net                                      1,077                2                                   1,079
                                                    --------         --------            --------            --------

Net loss                                            $(20,088)        $ (1,056)           $ 17,805            $ (3,339)

Accretion of redemption value of preferred
        stock                                             --             (442)                                   (442)
                                                    --------         --------            --------            --------
Net loss attributable to common shareholders        $(20,088)        $ (1,498)           $ 17,805            $ (3,781)
                                                    ========         ========            ========            ========

Basic and diluted net loss per share                $  (0.65)                                                $  (0.12)(c)
Shares used to compute basic and
 diluted net loss per share                           31,042                                                   31,830

                       RealNetworks, Inc. and Subsidiaries
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 1997
                      (In Thousands, Except Per Share Data)


                                                    RealNetworks, Inc.     Vivo             Pro Forma
                                                    and Subsidiaries   Software, Inc.      Adjustments          Pro Forma
                                                    ----------------   --------------      -----------          ---------
Total net revenues                                      $ 32,720         $  1,781                                $ 34,501
Total cost of revenues                                     6,465              276                                   6,741
                                                        --------         --------            --------            --------
        Gross profit                                      26,255            1,505                                  27,760

Operating expenses:
     Research and development                             13,268            2,370                                  15,638
     Selling and marketing                                20,124            3,513                                  23,637
     General and administrative                            6,024            1,129                 278(a)            7,431
                                                        --------         --------            --------            --------
        Total operating expenses                          39,416            7,012                 278              46,706
                                                        --------         --------            --------            --------

        Operating loss                                   (13,161)          (5,507)               (278)            (18,946)

Other income, net                                          1,992               74                                   2,066
                                                        --------         --------            --------            --------

Net loss                                                $(11,169)        $ (5,433)           $   (278)           $(16,880)

Accretion of redemption value of preferred stock            (488)          (1,691)                                 (2,179)
                                                        --------         --------            --------            --------
Net loss attributable to common shareholders            $(11,657)        $ (7,124)           $   (278)           $(19,059)
                                                        ========         ========            ========            ========

Basic and diluted net loss per share                    $  (2.88)                                                $  (3.87)(c)
Shares used to compute basic and
 diluted net loss per share                                4,041                                                    4,923

                               RealNetworks, Inc.
Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations


(a) The pro forma adjustments represent amortization of goodwill of $74,000 and $278,000 for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively, assuming the transaction had occurred on January 1, 1997.

(b) The pro forma adjustment represents $17,879,000 of acquired in-process research and development and other acquisition related costs. These costs are excluded from the pro forma results of operations as they are not expected to have a continuing impact on RealNetworks results of operations.

(c) Pro forma basic and diluted net loss per share is computed by dividing the pro forma net loss attributable to common shareholders by the pro forma weighted average number of common shares outstanding.

           The following table reconciles shares used to compute historical basic and diluted net loss per share to shares used to compute pro forma basic and diluted net loss per share:

                                                             Three          Year
                                                           Months Ended     Ended
                                                            March 31,    December 31,
                                                              1998          1997
                                                             ------        ------
                                                                (in thousands)
           Shares used to compute historical basic
             and diluted net loss per share                  31,042         4,041
           Impact of shares issued in acquisition -
             assumed outstanding from January 1, 1997           788           882
                                                             ------        ------
           Shares used to compute pro forma basic
             and diluted net loss per share                  31,830         4,923
                                                             ======        ======

           Excluded from the computation of shares used to compute pro forma basic and diluted net loss per share are approximately 220,000 shares of RealNetworks common stock issued in connection with the acquisition that were placed in escrow to secure indemnification obligations of former shareholders of Vivo.

(c)        EXHIBITS.

           Exhibit Number               Description
           --------------               -----------
               23.1                     Consent of Price Waterhouse LLP

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             REALNETWORKS, INC.



                                             By: /s/ MARK KLEBANOFF
                                                 ---------------------------
                                                     Mark Klebanoff
                                                     Chief Financial Officer


Dated:  June 4, 1998

                                  EXHIBIT INDEX

           Exhibit Number               Description
           --------------               -----------
               23.1                     Consent of Price Waterhouse LLP